Exhibit 10.5

ASSIGNMENT OF AGREEMENT OF PURCHASE AND SALE

This Assignment of Agreement of Purchase and Sale (the “Assignment”) is made and entered into as of May 31, 2013, by and between RREEF AMERICA L.L.C., a Delaware limited liability company (“Assignor”) and RPT HERITAGE PARKWAY, LLC, a Delaware limited liability company (“Assignee”), with reference to the following facts:

Assignor, as Purchaser, and 9022 Heritage Parkway, LLC, an Illinois limited liability company, as Seller (“Seller”), have entered into that certain Agreement of Purchase and Sale dated as of March 28, 2013 (as the same has been amended from time to time, the “Purchase Agreement”), for the purposes of Assignor acquiring from Seller certain real property located at 9022 Heritage Parkway, in DuPage County, Illinois, as more particularly described in the Purchase Agreement. Assignor now desires to assign to Assignee all of its rights and obligations under the Purchase Agreement, pursuant to the terms and conditions set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.    As of the date hereof, Assignor hereby assigns, conveys, transfers and delivers to Assignee all of the Assignor’s right, title and interest in and to the Purchase Agreement.

2.    Assignee hereby agrees to expressly assume, perform, and be subject to all the terms, covenants, conditions and obligations imposed upon Assignor under the Purchase Agreement.

3.    Notwithstanding anything herein to the contrary, Assignor has not been released from, and shall remain fully liable to Seller for, all pre-closing obligations pursuant to the terms of the Purchase Agreement. Assignee’s assumption of Assignor’s obligations under the Purchase Agreement shall entitle Assignee to the benefit of and the right to enforce Seller’s covenants, representations and warranties under the Purchase Agreement as if Assignee was the original Purchaser (as defined in the Purchase Agreement) thereunder. Assignor and Assignee both hereby represent and warrant to Seller that Assignee is a Permitted Assignee as defined in Section 18 of the Purchase Agreement.

4.    This Assignment shall inure to the benefit of, and be binding upon, the legal representatives, heirs, and permitted successors and assigns of the parties hereto and shall be governed by the laws of the State of Illinois.

IN WITNESS WHEREOF, the parties have executed this Assignment as of the day and year first above written.

ASSIGNOR
RREEF AMERICA L.L.C.,
a Delaware limited liability company

By:	/s/ Julianna Ingersoll
Name:	Julianna Ingersoll
Title:	Director

ASSIGNEE
RPT HERITAGE PARKWAY, LLC,
a Delaware limited liability company

By:	/s/ Julianna Ingersoll
Name:	Julianna Ingersoll
Title:	Vice President